UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, DC 20549


                          FORM 8-K


                       CURRENT REPORT
           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

 Date of report (Date of earliest event reported):
                 October 6, 2006

                      JOHNSON & JOHNSON
   (Exact name of registrant as specified in its charter)

     New Jersey             1-3215        22-1024240
(State or Other Juris- (Commission File  (IRS Employer
diction of Incorporation)   Number)    Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933
     (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
                       732-524-0400

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [   ]  Pre-commencement communications pursuant to Rule
     14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [   ]  Pre-commencement communications pursuant to Rule
     13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item  5.02.   Departure of Directors or Principal  Officers;
Election of Directors; Appointment of Principal Officers.

     On October 6, 2006, the Company issued a press release announcing that Robert J. Darretta, the Company's Vice Chairman of the Board of Directors and Chief Financial Officer, has elected to retire in early 2007. The Company also announced that Dominic J. Caruso, Vice President of the Company's Group Finance organization, has been appointed
Corporate Vice President, Finance and Chief Financial Officer, effective January 1, 2007. Mr. Caruso will report to William C. Weldon, the Company's Chairman and Chief Executive Officer, and become a member of the Company's Executive Committee.

     Mr. Caruso, 49, has led the Company's Group Finance organization since December 2005. Previously, he was Vice President, Group Finance for the Medical Devices and Diagnostics (MD&D) Group and a member of the MD&D Group Operating Committee. In 2001, Mr. Caruso became Vice President, Finance for Ortho-McNeil Pharmaceutical, Inc. and a member of its Management Board, before being named to the MD&D position in May 2003. Mr. Caruso joined Johnson & Johnson in October 1999 through the acquisition of Centocor, Inc. where he was Vice President, Finance.

     A  copy of the press release is attached as Exhibit  99
to this report.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              JOHNSON & JOHNSON
                              (Registrant)

Date:  October  12, 2006      By: /s/ Steven M. Rosenberg
                                     Steven M. Rosenberg
                                     Secretary



                        EXHIBIT INDEX

Exhibit No.    Description

99             Press release dated October 6, 2006.